Calculation of Filing Fee Tables
S-3
Accenture plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Floating Rate Notes due 2029	457(o)	300,000,000	$ 1.00	$ 300,000,000.00	0.0001381	$ 41,430.00
Fees to be Paid	2	Other	Guarantee of Floating Rate Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	4.750% Senior Notes due 2029	457(o)	1,000,000,000	$ 0.99983	$ 999,830,000.00	0.0001381	$ 138,076.52
Fees to be Paid	4	Other	Guarantee of 4.750% Senior Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	5.000% Senior Notes due 2031	457(o)	1,500,000,000	$ 0.99987	$ 1,499,805,000.00	0.0001381	$ 207,123.07
Fees to be Paid	6	Other	Guarantee of 5.000% Senior Notes due 2031	Other				0.0001381	$ 0.00
Fees to be Paid	7	Debt	5.300% Senior Notes due 2033	457(o)	1,100,000,000	$ 0.99844	$ 1,098,284,000.00	0.0001381	$ 151,673.02
Fees to be Paid	8	Other	Guarantee of 5.300% Senior Notes due 2033	Other				0.0001381	$ 0.00
Fees to be Paid	9	Debt	5.600% Senior Notes due 2036	457(o)	1,100,000,000	$ 0.99902	$ 1,098,922,000.00	0.0001381	$ 151,761.13
Fees to be Paid	10	Other	Guarantee of 5.600% Senior Notes due 2036	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,996,841,000.00		$ 690,063.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 690,063.74
Offering Note
[1]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement to which this registration fee table is attached is a final prospectus for the related offering.

[2]	Accenture plc will fully and unconditionally guarantee the Floating Rate Notes due 2029, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2031, 5.300% Senior Notes due 2033 and 5.600% Senior Notes due 2036, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.

[3]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement to which this registration fee table is attached is a final prospectus for the related offering.

[4]	Accenture plc will fully and unconditionally guarantee the Floating Rate Notes due 2029, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2031, 5.300% Senior Notes due 2033 and 5.600% Senior Notes due 2036, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.

[5]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement to which this registration fee table is attached is a final prospectus for the related offering.

[6]	Accenture plc will fully and unconditionally guarantee the Floating Rate Notes due 2029, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2031, 5.300% Senior Notes due 2033 and 5.600% Senior Notes due 2036, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.

[7]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement to which this registration fee table is attached is a final prospectus for the related offering.

[8]	Accenture plc will fully and unconditionally guarantee the Floating Rate Notes due 2029, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2031, 5.300% Senior Notes due 2033 and 5.600% Senior Notes due 2036, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.

[9]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registrants' Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement to which this registration fee table is attached is a final prospectus for the related offering.

[10]	Accenture plc will fully and unconditionally guarantee the Floating Rate Notes due 2029, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2031, 5.300% Senior Notes due 2033 and 5.600% Senior Notes due 2036, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $4,996,841,000.00. The prospectus is a final prospectus for the related offering.